                                                                      EXHIBIT 99


                         FEDERAL REALTY INVESTMENT TRUST



                            Supplemental Information
                                 March 31, 2002


                                TABLE OF CONTENTS

1.       Debt Summary................................................     E-2

2.       Occupancy
                Percentage Leased....................................     E-3
                Regional Breakdown...................................     E-4

3.       Sales / Occupancy Costs.....................................     E-5

4.       Leases Signed Analysis
                        Comparable and Non-Comparable................     E-6

5.       Street Retail Operating & Development Overview..............     E-7

6.       Construction Schedule.......................................     E-8

7.       First Quarter Earnings Press Release, April 29, 2002........     E-9

8.       Glossary of Terms...........................................    E-14






                           1626 East Jefferson Street
                         Rockville, Maryland 20852-4041
                                  301/998-8100

FEDERAL REALTY INVESTMENT TRUST
DEBT ANALYSIS (excluding capital leases)
March 31, 2002

================================================================================

                                                                                                          Balance
                                                                  Maturity                 Rate        (in thousands)
                                                                  --------                 ----         --------------
Mortgages and Construction Loans
           Leesburg Plaza                                          10/01/08               6.510%        $     9,900
           Federal Plaza                                           06/01/11               6.750%             36,206
           Tysons Station                                          09/01/11               7.400%              6,943
           164 E Houston Street                                    10/06/08               7.500%                295
           Barracks Road                                           11/01/15               7.950%             44,300
           Hauppauge                                               11/01/15               7.950%             16,700
           Lawrence Park                                           11/01/15               7.950%             31,400
           Wildwood                                                11/01/15               7.950%             27,600
           Wynnewood                                               11/01/15               7.950%             32,000
           Brick Plaza                                             11/01/15               7.415%             33,000
           Friendship Center                                       09/22/03        libor + 1.35%             17,000
           Construction loan on Woodmont East
               (may be extended to 8/29/04)                        08/29/02        libor + 1.35%             23,508
           Construction loan on Santana Row
               (may be extended to 4/16/06)                        04/16/04       libor + 2.125%             93,086
           Escondido (Municipal bonds)                             10/01/16                3.23% (a)          9,400
                                                                                                        -----------
                                                                                                        $   381,338
                                                                                                        ===========
Notes payable
           Revolving credit facilities                             12/19/03         libor + .80%        $    55,000
           Term note with banks                                    12/19/03                6.22% (b)        125,000
           Note issued in Connection with
              renovation of Perring Plaza                          01/31/13               10.00%              2,359
           Note issued in connection with land purchase            06/30/02        libor + 1.25%              3,400
           Other                                                    various              various                 42
                                                                                                        -----------
                                                                                                        $   185,801
                                                                                                        ===========

Unsecured Public Debt
           5 1/4% Convertible subordinated debentures              04/30/02               5.250%        $       289
                                                                                                        ===========

           5 1/4% Convertible subordinated debentures              10/28/03               5.250%        $    75,000
                                                                                                        ===========

           8% Notes (fixed)                                        04/21/02               8.000%        $    25,000
           6.625% Notes (fixed)                                    12/01/05               6.625%             40,000
           7.48% Debentures                                        08/15/26               7.480%             50,000
           6.82% Medium Term Notes                                 08/01/27               6.820%             40,000
           6.74% Medium Term Notes      (c)                        03/10/04               6.370%             39,500
           6.99% Medium Term Notes      (c)                        03/10/06               6.894%             40,500
           8.75% Notes                                             12/01/09               8.750%            175,000
                                                                                                        -----------
                                                                                                        $   410,000
                                                                                                        ===========

                                                       Total fixed rate debt                            $   851,034         80.86%

                                                       Total variable rate debt                             201,394         19.14%
                                                                                                        -----------       ---------
                                                       Total debt                                       $ 1,052,428        100.00%
                                                                                                        ===========       =========


                                                       Weighted average interest rate:
                                                       -----------------------------------------
                                                         Fixed rate debt                                       7.27%
                                                         Variable on revolving credit facilities               2.64% (d)
                                                         Variable on muncipal bonds                            3.23  (a)

(a) The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average interest rate for the three months ended March 31, 2002, was 3.23%.
(b) LIBOR plus 95 basis points. The Trust purchased interest rate swaps or hedges on this note, thereby locking in the LIBOR interest rate at 5.27%.
(c) The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(d) Weighted average interest rate on revolving credit facilities for three months ended March 31, 2002.

DEBT MATURITIES  (excluding capital leases)
  Assumes the option to extend the Woodmont East construction loan is exercised

                                                                                                                      Cumulative
               (In thousands)                                                                      Percent of         Percent of
                                         Scheduled                                                    Debt                Debt
                    Year               Amortization            Maturities             Total         Expiring            Expiring
         ---------------------------------------------------------------------------------------------------------------------------
                    2002                   $    456          $    28,689         $    29,145           2.8%              2.8%
                    2003                        846              272,000             272,846          25.9%             28.7%
                    2004                      2,810              156,094             158,904          15.1%             43.8%
                    2005                      3,063               40,000              43,063           4.1%             47.9%
                    2006                      3,412               40,500              43,912           4.2%             52.1%
                    2007                      3,686                                    3,686           0.4%             52.5%
                    2008                      3,918                9,541              13,459           1.3%             53.8%
                    2009                      4,095              175,046             179,141          17.0%             70.8%
                    2010                      4,427                                    4,427           0.4%             71.2%
                    2011                      4,287               37,235              41,522           3.9%             75.1%
                 Thereafter                  17,116              245,207             262,323          24.9%            100.0%
                                     -----------------------------------------------------------------------

                                           $ 48,116          $ 1,004,312         $ 1,052,428        100.00%
                                     =======================================================================

Federal Realty Investment Trust
Percentage Leased Analysis
March 31, 2002


====================================================================================================================================
                 Overall Operating Occupancy
                (Quarter to Quarter Analysis)                                               At March 31, 2002
                                                                   -----------------------------------------------------------------
                            Type                                          Size                    Leased                 Occupancy
--------------------------------------------------------------     --------------------     -------------------     ----------------
Retail Properties (leasable square feet)                                14,863,316              14,201,349                 96%
Rollingwood Apartments (# of units)                                        282                     274                     97%


------------------------------------------------------------------------------------------------------------------------------------
                 Overall Operating Occupancy
                (Quarter to Quarter Analysis)                                               At March 31, 2001
                                                                   -----------------------------------------------------------------
                            Type                                          Size                    Leased                Occupancy
--------------------------------------------------------------     --------------------     -------------------     ----------------
Retail Properties (leasable square feet)                               14,609,901               13,938,466                  95%
Rollingwood Apartments (# of units)                                       282                       281                     99%



                 Overall Operating Occupancy
                     (Rolling 12 Months)                                                    At March 31, 2002
                                                                   -----------------------------------------------------------------
                            Type                                          Size                    Leased                 Occupancy
--------------------------------------------------------------     --------------------     -------------------     ----------------
Retail Properties (leasable square feet)                                14,863,316              14,201,349                  96%
Rollingwood Apartments (# of units)                                        282                     274                      97%


                 Overall Operating Occupancy
                     (Rolling 12 Months)                                                    At December 31, 2001
                                                                   -----------------------------------------------------------------
                            Type                                          Size                    Leased                Occupancy
--------------------------------------------------------------     --------------------     -------------------     ----------------
Retail Properties (leasable square feet)                               14,761,301               14,116,003                 96%
Rollingwood Apartments (# of units)                                       282                      278                     99%


                 Overall Operating Occupancy
                     (Rolling 12 Months)                                                   At September 30, 2001
                                                                   -----------------------------------------------------------------
                            Type                                          Size                    Leased                Occupancy
--------------------------------------------------------------     -------------------      -------------------     ----------------
Retail Properties (leasable square feet)                               14,586,960               13,969,698                 96%
Rollingwood Apartments (# of units)                                       282                      282                    100%



                 Overall Operating Occupancy
                     (Rolling 12 Months)                                                    At June 30, 2001
                                                                   -----------------------------------------------------------------
                            Type                                          Size                     Leased                Occupancy
--------------------------------------------------------------     --------------------      --------------------     --------------
Retail Properties (leasable square feet)                                14,401,918                13,763,220                96%
Rollingwood Apartments (# of units)                                        282                       281                    99%



================================================================================



                    Same Center Occupancy
               (Quarter to Quarter Comparison)                                             At March 31, 2002
                                                                   -----------------------------------------------------------------
                            Type                                          Size                    Leased                 Occupancy
--------------------------------------------------------------     --------------------     -------------------     ----------------
Retail Properties (leasable square feet)                               14,401,838              13,758,702                   96%
Rollingwood Apartments (# of units)                                        282                     274                      97%



                    Same Center Occupancy
               (Quarter to Quarter Comparison)                                              At March 31, 2001
                                                                   -----------------------------------------------------------------
                            Type                                          Size                    Leased                Occupancy
--------------------------------------------------------------     --------------------     -------------------     ----------------
Retail Properties (leasable square feet)                                 14,300,826              13,635,785                95%
Rollingwood Apartments (# of units)                                         282                     281                    99%




                    Same Center Occupancy
                     (Rolling 12 Months)                                                    At March 31, 2002
                                                                   -----------------------------------------------------------------
                            Type                                          Size                    Leased                 Occupancy
--------------------------------------------------------------     --------------------     -------------------     ----------------
Retail Properties (leasable square feet)                               14,401,838              13,758,702                  96%
Rollingwood Apartments (# of units)                                       282                     274                      97%



                    Same Center Occupancy
                     (Rolling 12 Months)                                                   At December 31, 2001
                                                                   -----------------------------------------------------------------
                            Type                                          Size                    Leased                Occupancy
--------------------------------------------------------------     --------------------     -------------------     ----------------
Retail Properties (leasable square feet)                                   13,871,494              13,239,805             95%
Rollingwood Apartments (# of units)                                           282                     278                 99%



                    Same Center Occupancy
                     (Rolling 12 Months)                                                     At September 30, 2001
                                                                    ----------------------------------------------------------------
                            Type                                           Size                    Leased                Occupancy
--------------------------------------------------------------      -------------------      -------------------     ---------------
Retail Properties (leasable square feet)                                   13,729,885               13,145,884             96%
Rollingwood Apartments (# of units)                                           282                      282                100%



                    Same Center Occupancy
                     (Rolling 12 Months)                                                       At June 30, 2001
                                                                   -----------------------------------------------------------------
                            Type                                          Size                     Leased                Occupancy
--------------------------------------------------------------     --------------------      --------------------     --------------
Retail Properties (leasable square feet)                                   13,676,328                13,072,483            96%
Rollingwood Apartments (# of units)                                           282                       281                99%

Federal Realty Investment Trust
Regional Occupancy Analysis
March 31, 2002

================================================================================

                                        Total Square               Occupancy
          Region                           Footage                  03/31/02
-------------------------------  --------------------------     ----------------

Northeast                                7,499,108                     96%

Mid-Atlantic                             6,219,368                     96%

West Coast                               1,144,840                     93%





================================================================================


                                          Total Square             Occupancy
          Region                             Footage                03/31/02
-------------------------------  ------------------------       ----------------

Northeast
     Anchor                                 4,749,945                  98%
     Small Shops                            2,749,163                  91%
                                            ---------
                                            7,499,108
Mid-Atlantic
     Anchor                                 2,920,469                  99%
     Small Shops                            3,298,899                  93%
                                            ---------
                                            6,219,368
West
     Anchor                                   361,313                  100%
     Small Shops                              783,527                   90%
                                            ---------
                                            1,144,840

Federal Realty Investment Trust
2001 Sales/Occupancy Costs

                                                               Average                  Average
                                       Average                Occupancy             Occupancy Costs
                                      Sales Per                Cost per               as Percentage
                                   Square Foot (1)          Square Foot (2)           of Sales (2)
                                   ---------------          ---------------           ------------
Reporting Tenants                      $317.34                  $19.65                    6.2%

Reporting Anchor Tenants               $314.28                  $14.44                    4.6%

Reporting Small Shop Tenants           $322.01                  $27.52                    8.5%


(1)  Includes only those tenants that have 12 months of reported sales in 2001.

(2) Occupancy costs calculated only for those tenants that have 12 months of reported sales in 2001 and who are in centers that Federal has owned for all of 2001.

Federal Realty Investment Trust
Retail Leasing Activity
March 31, 2002

================================================================================

Comparable


                                                                           Weighted           Average Prior     Average Current
                                     Number of           Square          Average Lease           Rent Per          Rent Per
           Rolling 12 Months       Leases Signed          Feet           Term (Years)          Square Foot        Square Foot
           -----------------       -------------          ----           ------------          -----------        -----------
            1st Quarter 2002             92              226,680             5.8                 $21.81             $23.34
            4th Quarter 2001             61              253,166             9.6                 $19.73             $22.40
            3rd Quarter 2001             77              200,388             6.1                 $23.03             $25.57
            2nd Quarter 2001             65              206,158             7.3                 $19.86             $24.78
                 Total                  295              886,392             7.2                 $21.04             $23.91



                                                                              Estimated
                                                          Percentage            Tenant
                                     Annualized            Increase           Improvement
           Rolling 12 Months      Increase in Rent      over Prior Rent          Costs
           -----------------      ----------------      ---------------       -----------
            1st Quarter 2002          $347,660                 7%              $1,002,000
            4th Quarter 2001          $674,705                14%              $2,485,000
            3rd Quarter 2001          $508,120                11%                $935,000
            2nd Quarter 2001        $1,014,598                25%              $1,697,000
                 Total              $2,545,083                14%              $6,119,000


Non-Comparable



                                                                                                                        Estimated
                                                              Weighted                               Annualized          Tenant
                                 Number of      Square      Average Lease         Average Rent         Current         Improvement
           Rolling 12 Months   Leases Signed     Feet       Term (Years)        Per Square Foot         Rent              Costs
           -----------------   -------------     ----       ------------        ---------------      ----------           -----
            1st Quarter 2002         17          31,479         8.2                $51.73           $1,628,294         $152,000
            4th Quarter 2001         20          67,720        10.9                $47.96           $3,247,544          $56,000
            3rd Quarter 2001         18          82,944        11.4                $31.97           $2,651,794               $0
            2nd Quarter 2001         12         135,596        12.3                $17.22           $2,335,496         $448,000
                 Total               67         317,739        10.9                $31.04           $9,863,128         $656,000

Federal Realty Investment Trust
Street Retail Operating & Development Overview
March 31, 2002


                                              For the year ended December 31,                 For the three months ended March 31,
(in thousands, except sf data)          1999                    2000           2001               2001                  2002
                                  ------------------------------------------------------------------------------------------------

Real Estate Assets (1)                $472,190                $606,143         $847,526         $668,384              $884,766

Revenues                               $55,919                 $63,275          $76,674          $17,266               $21,288

Net Operating Income                   $38,196                 $42,489          $47,539  (2)     $11,800               $13,627   (2)

Square Feet (3)                      1,792,000               1,876,000        2,232,000        1,880,000             2,318,000

(1) Street Retail includes stabilized assets and assets which are in various stages of development and redevelopment. At March 31, 2002, real estate assets includes $357 million related to the Santana Row and Pentagon Row developments.
(2) Net operating income is reduced by start-up expenses for Street Retail's development projects.
(3) Excludes new development square footage, redevelopment square footage, and Rollingwood Apartments.
(4) Property held for sale.

NORTHEAST                               Square Feet                   MID-ATLANTIC                    Square Feet
Connecticut                                                           Virginia
     Greenwich Avenue                      81,000                        Pentagon Row                  294,000
     West Hartford                        126,000                        Village at Shirlington        203,000
     Westport                              26,000

Illinois                                                              WESTERN
     Evanston                              19,000                     Arizona
                                                                         Mill Avenue                    40,000
Massachusetts
     Coolidge Corner                       13,000                     California
                                                                         Colorado Boulevard             69,000
New Jersey                                                               Fifth Avenue                   51,000
     Central Avenue                        11,000                        Hermosa Beach                  24,000
                                                                         Hollywood Blvd.               160,000
New York                                                                 Old Town Center                97,000
     Forest Hills                          85,000                        Post Street                   103,000
                                                                         Santana Row                       N/A (3)
                                                                         Third Street Promenade        201,000
MID-ATLANTIC
District of Columbia                                                  Oregon
     Sam's Park N Shop                     50,000                        Tanasbourne                       N/A (4)
     Friendship Center                    119,000                        Uptown                        100,000

Florida                                                               Texas
     Winter Park                           28,000                         Houston Street                   N/A (3)

Maryland
     Bethesda Row                         418,000  (3)
     Rollingwood Apartments             282 units  (3)


FEDERAL  REALTY INVESTMENT TRUST
Construction Schedule
March 31, 2002

                                                                                                                          Total
                                                                              Cost      Estimate To Complete            Completed
                      Project                Specifications                 To Date    2002             2003              Cost
          --------------------------------------------------------------------------------------------------------------------------
                                                                                        ($ in  millions)

          CONSTRUCTION IN PROGRESS

          Pentagon Row                      300,000 sf retail       (1)        $83        $9              -                 $92
          Arlington, Virginia

          Santana Row (Phase I)             538,000 sf retail       (2)        $274      $197            $29                $500 (3)
          San Jose, California              501 residential units
                                            214 hotel rooms





                                                                        ============== ============   ===========      ===========

                                                                               $357      $206            $29                $592
                                                                        ============== ============   ============     ===========

                                             Expected
                                            Stabilized         Principal
                      Project                 Return            Tenants
          -------------------------------------------------------------------------


          CONSTRUCTION IN PROGRESS

          Pentagon Row                      8.25% - 8.5%       Bed, Bath & Beyond
          Arlington, Virginia                                  Harris Teeter

          Santana Row (Phase I)             6.25% - 7.0%   (4) Borders Books
          San Jose, California                                 Burberry
                                                               Century Theaters
                                                               Crate & Barrel
                                                               Gucci
                                                               Maggiano's
                                                               Tommy Bahamas




          (1) Federal Realty master planned this project and is developing the retail component. The project also includes 500 apartment units owned and operated by Post Properties.

          (2) Phase I includes the "1,500 foot main street" and nine buildings. Completion of eight buildings with 440,000 square feet of retail space is scheduled for September 2002 with the ninth building to be completed twelve to eighteen months later. At April 23, 2002, leases for over 313,000 square feet of retail space have been executed or are under signed letters of intent. As a result of the retail leasing to date, over 80% of the first floor space directly on Santana Row, the development's main street, is leased or under signed letter of intent.

         (3) The estimated total cost for Phase I of $500 million includes the land and infrastructure for the later phases as well as Phase I. The infrastructure for the project includes the cost of obtaining zoning; off-site improvements such as curbs, curb cuts and an off-ramp for the highway; site work and grading; construction of the streets; common area amenities, parks and landscaping; a central utility plant with the capacity to service all phases of the project; technology initiatives; and the interest carry on these costs.

          (4) Assumes all buildings in Phase I are stabilized. Assumes monthly residential rents of $2.25 per foot. Every $.10 cent change in monthly rents will result in a 15 basis point change in the stabilized return.

FOR IMMEDIATE RELEASE

Investor Inquiries                                  Media Inquiries
------------------                                  ----------------
Andrew Blocher                                      Kristine Warner
Vice President,                                     Director,
Investor Relations & Capital Markets                Corporate Communications
301/998-8166                                        301/998-8212
ablocher@federalrealty.com                          kwarner@federalrealty.com
--------------------------                          -------------------------


                    FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
                      FIRST QUARTER 2002 OPERATING RESULTS

ROCKVILLE, MD (April 29, 2002) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2002.

     o Funds from operations (FFO), excluding restructuring charges, increased to $0.67 per diluted share

     o    Net operating income increased 6.8% on a same-center basis

     o    Occupancy remained strong at 95.5% at quarter end

Financial Results
-----------------
The Trust reported FFO of $19.0 million for the first quarter, or $0.46 per diluted share. This includes a $0.21 charge recognized as a result of the change in business strategy and resulting restructuring announced March 11, 2002. Excluding these charges, the Trust reported FFO of $27.5 million, or $0.67 per diluted share, a 1.5% increase over the $0.66 reported for last year's first quarter and $0.01 above consensus First Call estimates.


Portfolio Results
-----------------
Rental income increased 7.1% from $66.8 million in 2001 to $71.6 million in 2002. On a same-center basis, which excludes the impact of properties acquired, developed or sold during the analyzed periods, rental income increased 5.1% from $65.7 million to $69.0 million. Net operating income increased 6.2% from $49.8 million to $52.9 million. On a same center basis, net operating income increased 6.8% from

                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST  QUARTER 2002 OPERATING RESULTS
April 29, 2002
Page 2

$47.3 million to $50.5 million. Strong core operating performance, net of pre-opening expenses incurred at Santana Row, was the primary driver of the improvement in funds from operations.

At March 31, 2002, overall occupancy remained strong at 95.5%, compared to 95.4% on March 31, 2001. During the first quarter, the Trust signed leases for over 258,000 square feet of retail space and 37,000 square feet of office space. On a comparable retail space basis, the Trust leased over 225,000 square feet at an average increase in rent per square foot of 7%. The weighted-average new rent on these same space leases was $23.34 per square foot compared to the previous average rent of $21.81 per square foot.

"Our outstanding locations have resulted in strong occupancy during a time when others are reporting significant declines," stated Donald C. Wood, president and chief operating officer for Federal Realty. "Additionally, our properties are situated in areas with excellent demographics and barriers to entry, which positions the Trust to continue to produce superior results."

Santana Row Update
------------------
At Santana Row, Federal Realty's mixed-use community in San Jose, California, construction is advancing in anticipation of the September 19 opening date. Retail leasing continues to progress as the Trust has executed 78 leases and letters of intent, totaling 325,000 square feet, comprising 83% of first floor space directly on the main street of the project, ensuring a vibrant street experience by the opening date. After a thorough and conservative review of project costs, the Trust estimates the total cost of Phase I to be $500 million, which includes all infrastructure and 19 acres of undeveloped land on which the Trust has entitlements to build an additional 700 residential units and approximately 200,000 square feet of retail space.

Guidance and Conference Call Information
----------------------------------------
Federal Realty's management team will present a more in depth discussion of the Trust's operating performance and provide earnings guidance on it's first quarter earnings conference call, which is scheduled for Tuesday, April 30, 2002 at 11:00 A.M. Eastern Time. To participate, please call (800) 319-9003 five to ten minutes prior to the start time. Federal Realty will also provide an online Web Simulcast on the company's web site, www.federalrealty.com available for
                                         ---------------------
seven days following the conference

                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2002 OPERATING RESULTS
April 29, 2002
Page 3

call. A telephone recording of the call can also be heard by dialing (888) 203-1112. The passcode for this replay is 510761.

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of shopping centers and street retail properties. Federal Realty's portfolio contains 15.1 million square feet located in major metropolitan markets across the United States. The operating portfolio is currently 95.5% leased to over 2,100 national, regional and local retailers with no single tenant accounting for more than 2.4% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 34 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the New York Stock Exchange under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.

Safe Harbor Language
--------------------
Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Federal Realty Investment Trust believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Federal's expectations are detailed from time to time in the Company's SEC reports and filings, including its annual report on Form 10-K. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                                       ###

                              Financial Highlights
                     (in thousands, except per share data)
                                  (unaudited)

                                                                                        Three Months Ended
                                                                                             March 31,
OPERATING RESULTS                                                                 2002                      2001
-----------------                                                                 ----                      ----
  Revenues
    Rental income                                                                $71,575                  $66,825
    Other property income                                                          3,482                    2,709
    Interest  and other income                                                     1,261                    1,857
                                                                                   -----                    -----
                                                                                  76,318                   71,391
  Expenses
    Rental                                                                        15,622                   15,029
    Real estate taxes                                                              7,832                    6,600
    Interest                                                                      16,640                   17,150
    Administrative                                                                 2,999                    3,133
    Restructuring expenses                                                         8,489                       -
    Depreciation and amortization                                                 15,986                   14,110
                                                                                  ------                   ------
                                                                                  67,568                   56,022
                                                                                  ------                   ------
    Operating income before investors' share
      of operations and discontinued operations                                    8,750                   15,369
    Investors' share of operations                                                  (697)                  (1,378)
                                                                                   -----                  -------
    Income before loss on abandoned developments held for sale
      and discontinued operations                                                  8,053                   13,991
    Discontinued operations                                                          263                      242
                                                                                    ----                     ---
    Income before loss on abandoned developments held for sale                     8,316                   14,233
    Loss on abandoned developments held for sale                                  (9,647)                      -
                                                                                 -------                  -------
         Net (loss) income                                                        (1,331)                  14,233
    Dividends on preferred stock                                                  (4,856)                  (1,988)
                                                                                 -------                  -------
    Net (loss) income available for common shareholders                          ($6,187)                 $12,245
                                                                                 =======                  =======
    Earnings per common share, basic
       Income before loss on abandoned developments held for sale
        and discontinued operations                                                $0.08                    $0.31
       Discontinued operations                                                      0.01                     0.01
       Loss on abandoned developments held for sale                                (0.24)                      -
                                                                                 -------                   ------
                                                                                  ($0.15)                   $0.32
                                                                                 =======                   =====

    Weighted average number of common shares, basic                               39,702                   38,822
                                                                                  ======                   ======

    Earnings per common share, diluted
       Income before loss on abandoned developments held for sale
        and discontinued operations                                                $0.08                    $0.31
       Discontinued operations                                                      0.01                     0.01
       Loss on abandoned developments held for sale                                (0.24)                      -
                                                                                 -------                   ------
                                                                                  ($0.15)                   $0.32
                                                                                 =======                   ======

    Weighted average number of common shares, diluted                             40,942                   39,856
                                                                                  ======                   ======

    Funds from Operations
           Net (loss) income available for common shareholders                   ($6,187)                 $12,245
           Add:   loss on abandoned developments held for sale                     9,647                       -
           Add:   depreciation and amortization of real estate assets             14,537                   12,866
           Add:   amortization of initial direct costs of leases                   1,171                      969
           Add:   (loss) income attributable to operating partnership units         (136)                     299
                                                                                   -----                      ---

    Funds from operations                                                        $19,032                  $26,379
                                                                                 =======                  =======
    Funds from operations per share, diluted                                       $0.46                    $0.66
                                                                                   =====                    =====


                                                                                March 31,            December 31,
BALANCE SHEET DATA                                                                  2002                     2001
------------------                                                                  ----                     ----
                                                                              (unaudited)
  Assets
    Real estate, at cost

    Operating                                                                 $1,770,455               $1,782,318
    Development                                                                  356,450                  321,986
    Held for sale                                                                 18,141                       -
                                                                               ---------                 --------
                                                                               2,145,046                2,104,304

    Accumulated depreciation and amortization                                  (410,295)                 (395,767)
                                                                               ---------                ---------
                                                                               1,734,751                1,708,537

    Mortgage notes receivable                                                     48,661                   35,607
    Cash and investments                                                          17,325                   17,563
    Receivables                                                                   17,095                   18,580
    Other assets                                                                  57,367                   57,691
                                                                                  ------                   ------
    Total assets                                                              $1,875,199               $1,837,978
                                                                              ==========               ==========

    Liabilities and Shareholders' Equity

        Obligations under capital leases, mortgages and                         $481,001                 $450,336
        construction loans
        Notes payable                                                            185,801                  174,843
        Senior Notes                                                             410,000                  410,000
        5 1/4% Convertible subordinated debentures                                75,289                   75,289
        Other liabilities                                                        139,770                  135,122

    Shareholders' Equity                                                         583,338                  592,388
                                                                                 -------                  -------
    Total Liabilities and Shareholders' Equity                                $1,875,199               $1,837,978
                                                                              ==========               ==========

                               Glossary of Terms

Average occupancy costs: Includes rent, common area maintenance expense, real estate taxes, merchant association dues and other charges

Economic occupancy: The square footage generating rental income expressed as a percentage of its total rentable square feet.

Leases signed - comparable: Represents leases signed on spaces for which there was a former tenant.

Leases signed - noncomparable: Represents leases signed on spaces for which there was no previous tenant, i.e. expansion space or space that was previously non-leasable.

Leases signed - prior rent: Total cash (not straight lined) rent paid by the previous tenant; includes minimum and percentage rent.

Leases signed - current rent: Total cash (not straight lined) rent paid by the current (new) tenant; includes minimum rent only.

Net Operating Income: Gross revenues, including mortgage interest income, less rental expenses and real estate taxes.

Occupancy: The currently leased portion of a property expressed as a percentage of its total rentable square feet; includes square feet covered by leases for stores not yet opened.

Overall occupancy: Occupancy for the entire portfolio -- includes all operating properties owned in reporting period.

Same center occupancy: Occupancy for only those properties owned and operating in the periods being compared. Excludes centers purchased or sold as well as properties under redevelopment and development.

Tenant improvement costs: Represents the total dollars committed for the improvement (fit-out) of a space as relates to a specific lease. The amounts shown represent not only the estimated cost to fit-out the tenant space, but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.



                                      E-10